Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100664054-38
Filing Date and Time 09/02/2010 10:30 AM
Entity Number E0428042010-6
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

1. Name of Corporation:	Rocap Marketing Inc.
2. Registered Agent for Service of Process: (check only one box)

[ X ] Commercial Registered Agent:

Nevada Processing Center, Inc.

Name

[    ] Noncommercial Registered Agent

OR

[    ] Office or Position with Entity

(name and address below)

(name and address below)

Name of Noncommercial Registered Agent   OR   Name of Title of Office or Other Position with Entity

Street Address

City

Zip Code

Mailing Address (if different from street address)

City

Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of 74,000,000 Common Par value Number of Shares with 1,000,000 Preferred per share: $ .001 shares without Par value: par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Peter Henricsson Name PO Box 30211 Las Vegas NV 89173 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Sara Moore X /s/ Sara Moore Name Incorporator Signature 6490 W. Desert Inn Rd. Las Vegas NV 89146 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ Sara Moore 9/2/10 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles

Revised: 4-10-09